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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan of Vertex Pharmaceuticals Incorporated, of our reports dated February 11, 2008, with respect to the consolidated financial statements of Vertex Pharmaceuticals Incorporated and the effectiveness of internal control over financial reporting of Vertex Pharmaceuticals Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 12, 2008

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  Exhibit 23.1